Exhibit 10.2

Exhibit 10.2 Restricted Stock Purchase Agreement dated May 5, 2009, between the Company and John Argo

RESTRICTED STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is dated as of the 5th day of May, 2009 (the “Effective Date”), and is entered into by and between OCTuS, Inc. a Nevada corporation (the “Company”) and John Argo (the “Purchaser”) (each a “Party” and collectively, the “Parties”).

The Company desires to retain the Purchaser as an executive officer of the Company.  In consideration of the promises, representations, warranties, covenants and conditions set forth in this Agreement, the Parties hereto mutually agree as follows:

1. Issuance of Shares; Purchase Price.  At the Effective Time, the Company shall sell and issue to Purchaser, and Purchaser shall acquire from the Company, two hundred and fifty thousand (250,000) shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, for an aggregate purchase price of $8,750.  The consideration for the Shares shall consist of services rendered to the Company by the Purchaser.

1. Right to Repurchase Shares.

1.1. Vesting Upon a Change in Control.  In the event of a “Change in Control” (as defined below), the Company’s right to repurchase pursuant to any Section of this Agreement shall expire with respect to all the Shares immediately upon the execution of an agreement to effect such Change in Control.  The number of Shares with respect to which the Company’s right to repurchase shall expire pursuant to this Agreement shall be appropriately adjusted for stock dividends, combinations, splits, recapitalizations and the like.  For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any one of the following: (i) a sale of substantially all of the Company’s assets; or (ii) any merger, consolidation or reorganization of Company whether or not another entity is the survivor, pursuant to which holders of all the shares of capital stock of Company outstanding prior to the transaction hold, as a group, less than 50% of the shares of capital stock of Company outstanding after the transaction.

1.2. Lapse of Repurchase Rights.  The Company’s right to repurchase Shares shall lapse after six months after the Effective Date:

1.3. Exercise of Repurchase Right.  The Company may exercise its right to repurchase shares on a pro-rata basis over six months should the Purchaser be terminated for any reason or should Purchaser stop working for the Company within six months. Such exercise as set forth in this Section 2 by written notice to the Purchaser within 90 days after the first anniversary of the Effective Date after which time the Company’s right to repurchase such shares will expire.  If the Company (or its assignee) exercises its right of repurchase, the Purchaser shall, if necessary, endorse and deliver to the Company (or its assignee) the stock certificate(s) representing the portion of Shares being repurchased, and the Company (or its assignee) shall pay the Purchaser the total repurchase price in cash upon such delivery.  The Purchaser shall cease to have any rights with respect to such repurchased portion of the Shares immediately upon receipt of the repurchase price from the Company.

2. Other Restrictions on Resale of Shares.

2.1. Legends. The Purchaser understands and acknowledges that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), and that under the Act and other applicable laws the Purchaser may be required to hold such Shares for an indefinite period of time.  Each stock certificate representing Shares shall bear the following legends, as well as any other legend that the Company may reasonably determine is necessary or appropriate:
2.1.1.1.1. “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

3.Representations and Acknowledgments of the Purchaser.  The Purchaser hereby represents, warrants, acknowledges and agrees that:

3.1. Investment.  The Purchaser is acquiring the Shares for the Purchaser’s own account, and not directly or indirectly for the account of any other person.  The Purchaser is acquiring the Shares for investment purposes only and not with a view to distribution or resale thereof except in compliance with the Act and any applicable state laws regulating securities.

3.2. Access to Information.  The Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  The Purchaser has had access to such financial and other information as is necessary in order for the Purchaser to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Purchaser has had access.

3.3. Pre-Existing Relationship.  The Purchaser further represents and warrants that he has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable him to be aware of the character, business acumen and general business and financial circumstances of the Company or any such officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect his own interests in connection with the purchase of the Shares.

3.4. Speculative Investment.  The Purchaser understands that his purchase of the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Purchaser’s risk capital means and is not so great in relation to the Purchaser’s total financial resources as would jeopardize the personal financial needs of the Purchaser and the Purchaser’s family in the event such investment were lost in whole or in part.

3.5. Unregistered Securities.

3.5.1. The Purchaser must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or there exists an available exemption from such registration.  The Company has made no agreements, covenants or undertakings whatsoever to register the Shares, or any portion thereof, under the Act.  The Company has made no representations, warranties or covenants whatsoever as to whether there exists any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, and that any such exemption pursuant to Rule 144, if available at all, will not be available unless:  (i) a public trading market then exists in the Company’s common stock, (ii) adequate information as to the Company’s financial and other affairs and operations is then available to the public, and (iii) all other terms and conditions of Rule 144 have been satisfied.

3.5.2. The Shares have not been registered or qualified under any applicable state laws regulating securities and therefore the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such applicable state laws or there exists an available exemption therefrom.  The Company has made no agreements, covenants or undertakings whatsoever to register or qualify the Shares under any such state laws.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from such states laws will become available.

4. Tax Advice.  The Purchaser acknowledges that the Purchaser has not relied and will not rely upon the Company or the Company’s counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares.  The Purchaser assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.  The Purchaser has executed and delivered to the Company an Acknowledgement, attached hereto as Attachment 1.

5. No Commitment.  Nothing in this Agreement gives Purchaser any rights to remain an employee or director of, or a consultant to, the Company or constitutes an agreement that the Purchaser will be employed or retained by the Company for any term.

6. Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery or sent by facsimile, addressed (i) if to the Purchaser, at the address set forth on the signature page hereof or such other address as it has furnished to the Company in writing, or (ii) if to Company, at the address set forth on the signature page hereof or such other address as it has furnished to the Purchaser in writing in accordance with this subsection.  A notice shall be deemed effectively given, (a) upon personal delivery to the party to be notified; (b) one business day after transmission by confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

7. Binding Effect.  This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and of the Purchaser; provided, however, that the Purchaser may not assign any rights or obligations under this Agreement.  The Company’s rights under this Agreement shall be freely assignable.

8. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California.

9. Entire Agreement.  This Agreement constitutes the entire agreement of the parties pertaining to the Shares and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

10. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

OCTUS, INC. A Nevada corporation

By:	/s/ Christian J. Soderquist
Name: Christian J. Soderquist Title: Chief Executive Officer

PURCHASER

/s/ John Argo
By: John Argo Address: Sacramento, CA

ATTACHMENT 1

ACKNOWLEDGMENT AND STATEMENT
OF DECISION REGARDING ELECTION
PURSUANT TO SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned (which term includes the undersigned’s spouse, if applicable), purchaser of 250,000 shares of Common Stock of Octus, Inc., a Nevada corporation (the “Company”), pursuant to a Restricted Common Stock Purchase Agreement dated as of May 5, 2009 (the “Agreement”), hereby states as follows:

1.           The undersigned acknowledges receipt of a copy of the Agreement.  The undersigned has carefully reviewed the Agreement.

2.           The undersigned either [check as applicable]:

___  (a) has consulted and has been fully advised by, the undersigned’s own tax advisor, _________________________, whose business address is _______________________________________, regarding the federal, state and local tax consequences of purchasing the shares under the Agreement, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state laws; or

___  (b) has knowingly chosen not to consult such a tax advisor.

3.           The undersigned hereby states that the undersigned has decided [check as applicable]:

___  (a) to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Agreement, an executed “Election Pursuant to Section 83(b) of the Internal Revenue Code,” which is attached hereto as Exhibit A; or

___  (b) not to make an election pursuant to Section 83(b) of the Code.

4.           Neither the Company nor any representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of shares under the Agreement or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

5.           The undersigned is also submitting to the Company, together with the Agreement, an executed original of an election, if any is made, of the undersigned pursuant to provisions of state law corresponding to Section 83(b) of the Code, if any, which are applicable to the undersigned’s purchase of shares under the Agreement.

Date:  April 29, 2009

______________________________________
Purchaser

Date: __________, 2009	_____________________________________ Purchaser’s Spouse, if applicable

EXHIBIT A

ELECTION PURSUANT TO SECTION 83(b)
OF THE INTERNAL REVENUE CODE

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in the undersigned’s gross income for the 2009 taxable year the excess (if any) of the fair market value of the property described below, over the amount the undersigned paid for such property, and supplies herewith the following information in accordance with the Treasury regulations promulgated under Section 83(b):

1.           The undersigned’s name, address and taxpayer identification (social security) number are:

Name:	______________________________

Address:	______________________________

Social Security	______________________________

Number:	______________________________

2.           The property with respect to which the election is made consists of 250,000 shares of Common Stock of Octus, Inc., a Nevada corporation (the “Company”).

3.           The shares were transferred to the undersigned on May 5th, 2009, and the taxable year to which this election relates is 2009.

4.           The shares are subject to the following restrictions: (a) a right of repurchase by the Company, at the initial purchase price, if certain milestone events are not achieved before the first anniversary of the date of purchase of the shares, with the repurchase right lapsing as to a portion of the shares upon the occurrence of one or more of the various events, with a portion of the shares vesting upon the occurrence of each particular event.

5.           The fair market value of the shares at the time of transfer (determined without regard to any restrictions other than those which by their terms will never lapse) was $________ per share.

6.           The amount paid for the shares by the undersigned was $_____ per share.

7.           A copy of this election has been furnished to the Company.

Date: ___________, 2009	_____________________________________
Name:________________________________